SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2009

ENDEAVOR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

501 W. Broadway Suite 800 San Diego, CA 92101
(Address of principal executive offices)

(866) 982-0999
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Endeavor Power Corp.

From 8-K

Current Report

Item 1.01

Entry Into A Material Definitive Agreement

On August 25, 2009, the Corporation entered into a Convertible Note (the “Note”) with Regal Capital Development Inc. (“Regal”) as an acknowledgement of the $826,541.38 due and owing as of that date to Regal. The Note includes a Common Stock Purchase Warrant (the “2009 Warrant”) for the purchase of 500,000 shares of the Corporation’s Common Stock at $0.90 per share and 75,000 shares of the Corporation’s Common Stock as an incentive for entering into the Note. The Note carries 10% interest and a 24 month maturity date and the entire principal amount of the Note, including any accrued interest, may be converted into shares of the Corporation’s common stock by election of the Holder at any time at a rate of $0.60 per share.  Additionally, the Corporation may convert the entire principal amount of the Note, including accrued interest, into shares of the Corporation’s common stock if the closing price of the Corporation’s stock as reported on the Over the Counter Markets is $2.00 or more for 10 consecutive trading days with such conversion at a rate of $0.60 per share as well. The Note also contains customary events of default.  The 2009 Warrant is exercisable for an aggregate of 500,000 shares of Common Stock at an exercise price of $0.90 per share for three (3) years from date of issue.

On August 25, 2009, the Corporation entered into a Mutual Release and Settlement Agreement with Ms. Jennifer Karlovsky related to services rendered to the Corporation as its former sole officer and director. Pursuant to the agreement with Ms. Karlovsky received a total of 10,000 restricted shares of the Corporation’s common stock.

On August 25, 2009, the Corporation’s Board of Directors authorized the issuance of 45,834 restricted shares of the Corporation’s common stock to each of Brandon Toth and Harry Lappa, representing payment for salary/professional services.

On August 25, 2009, the Corporation’s Board of Directors authorized the issuance of 166,667 restricted shares of the Corporation’s common stock for professional services.

On August 25, 2009, the Corporation’s Board of  Directors authorized the issuance of 3,200,000 restricted shares of the Corporation’s common stock to a consultant relating specifically to marketing and business development related activities for the Corporation.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.02

Unregistered Sales of Equity Securities.

Exemption From Registration. The shares of common stock and warrants referenced in Item 3.02 were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and  Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of common stock and warrants were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were  being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

This Current Report shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

10.01

Convertible Note with Regal Capital.

10.02

Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

September 3, 2009

Endeavor Power Corp.

By:  /s/ Brandon Toth

Brandon Toth

President, CEO

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